Exhibit 10.12

FiscalNote Holdings, Inc.
2022 Long-Term Incentive Plan

NOTICE OF STOCK OPTION AWARD

FiscalNote Holdings, Inc. (“Company”) has awarded to you (“Participant”) an option to purchase the number of shares of Common Stock set forth below (the “Option”) under the FiscalNote Holdings, Inc. 2022 Long-Term Incentive Plan (the “Plan”). Your “Award Agreement” applicable to the Option consists of (a) this Notice of Stock Option Award (this “Notice”), and (b) the attached Standard Terms and Conditions for Stock Options (the “Option Terms and Conditions”). Capitalized terms used but not defined in this Award Agreement will have the same meanings specified in the Plan.

Name of Participant:

Grant Date:

Grant ID:

Number of Shares Subject to Option:

Exercise Price (Per Share):

Expiration Date:

Type of Grant:

Country at Grant:

Vesting Commencement Date:

Vesting Schedule:	.

By accepting (whether electronically or otherwise) the Option, you acknowledge and agree to the following:

1.	The Option is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail.

2.	You have received a copy of the Plan, this Award Agreement, the Plan prospectus, and the FiscalNote Holdings, Inc. Insider Trading Policy (“Trading Policy”), and represent that you have read these documents and are familiar with their terms. You further agree to accept as binding, conclusive, and final all decisions and interpretations of the Committee regarding any questions relating to the Option and the Plan.

3.	Vesting of the Option is subject to your Continuous Service as an Employee, Director, or Consultant, which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in this Award Agreement or the Plan changes the nature of that relationship.

4.	If the Option is an incentive stock option (“ISO”), it (plus other outstanding ISOs granted to you) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a nonqualified stock option (“Non-ISO”).

5.	The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. You should consult with your own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

6.	If you do not accept or decline this Option within 90 days of the Grant Date or by such other date that may be communicated to you by the Company, the Company will accept this Option on your behalf and you will be deemed to have accepted the terms and conditions of the Option set forth in the Plan and this Award Agreement and you must sign any future agreements related to this Option as and when requested by the Company or this Option will be forfeited without consideration. If you wish to decline this Option, you should promptly notify the Company at its principal place of business, Attention: Stock Administration, or by electronic mail to benefits@fiscalnote.com. If you decline this Option, the Option will be cancelled and no benefits from the Option nor any compensation or benefits in lieu of the Option will be provided to you.

IN WITNESS WHEREOF, the Company has caused this Notice to be executed by its duly authorized officer.

FISCALNOTE HOLDINGS, INC.

Name
Title

[Participant Signature page follows on the reverse side of this Notice]

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions of the Award Agreement and the Plan. The undersigned hereby acknowledges receipt of the attached Standard Terms and Conditions and that a copy of the Plan is available on the Company’s internal SharePoint website.

PARTICIPANT

Signature

FiscalNote Holdings, Inc.
2022 Long-Term Incentive Plan

STANDARD TERMS AND CONDITIONS FOR

STOCK OPTIONS

1.             Exercise.

(a)            The Participant may generally exercise the vested portion of his or her Option for whole shares of Common Stock at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Company in accordance with the exercise procedures established by the Committee, which may include an electronic submission. Please review the Plan, which may restrict or prohibit he Participant’s ability to exercise the Option during certain periods.

(b)            To the extent permitted by Applicable Law, Participant may pay the Option exercise price as follows:

(i)            cash or check payable to the Company (in U.S. dollars);

(ii)           subject to Company and/or Committee consent at the time of exercise, pursuant to a “cashless exercise” program as further described in the Plan, if at the time of exercise the Common Stock is publicly traded;

(iii)          subject to Company and/or Committee consent at the time of exercise, pursuant to a “net exercise” program whereby shares of Common Stock subject to the Option being exercised and having a Fair Market Value equal to the exercise price are withheld from issuance; or

(iv)         subject to Company and/or Committee consent at the time of exercise, by delivery of previously owned shares of Common Stock (which may be done through attestation) , which have a Fair Market Value equal to the exercise price and have been owned by the Participant for at least six months.

2.            Term. Participant may not exercise the Option before the commencement of its term or after its term expires. The term of the Option commences on the Date of Grant and expires upon the earliest of the following:

(a)            immediately upon the termination of Participant’s Continuous Service for Cause;

(b)            90 days after the termination of Participant’s Continuous Service for any reason other than Cause, Participant becomes Disabled or dies;

(c)            12 months after the termination of your Continuous Service if Participant becomes Disabled;

(d)            12 months after Participant’s death if Participant dies during Continuous Service;

(e)            immediately upon a Change in Control if the Board has determined that the Option will terminate in connection with a Change in Control;

(f)            the Expiration Date indicated in the Grant Notice; or

(g)            the day before the 10th anniversary of the Date of Grant.

To obtain the federal income tax advantages associated with an ISO, the Code requires that at all times beginning on the date of grant of the Option, and ending on the day three months before the date of the Option’s exercise, Participant must be an employee of the Company or an Affiliate, except in the event of Participant’s death or if Participant becomes Disabled.

3.            DIVIDEND AND VOTING RIGHTS

Unless and until such time as Shares are issued in settlement of an exercised Option, Participant will have no ownership of the Shares allocated to the Option, and will have no rights to vote such Shares and no rights to dividends nor any payment, payment-in-kind or any equivalent with regard to any cash or other dividends that are declared and paid on Shares.

4.            NON-TRANSFERABILITY OF OPTION

The Option and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order, and any permitted transferee shall be bound by all of the terms and conditions of the Plan and this Award Agreement. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

5.            TERMINATION

The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Option (including whether Participant may still be considered to be providing services while on a leave of absence).

(a)            Cause. In the event that Participant’s Continuous Service is terminated for Cause, as of the date of such termination the entire Option (whether or not vested) shall immediately be forfeited to the Company, and all rights of Participant to such Option will immediately terminate without payment of consideration by the Company.

(b)            Other. Unless the Committee determines otherwise, in the event that Participant’s Continuous Service terminates for any reason other than for Cause, as of the date of such termination the Option shall cease to vest and the portion of the Option that is unvested shall immediately be forfeited to the Company and all rights of Participant to such portion of the Option that is unvested will immediately terminate without payment of consideration by the Company.

6.            TAXES

(a)            Responsibility for Taxes. By accepting this Option, Participant acknowledges that, regardless of any action taken by the Company or, if different, any Affiliate that employs Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant, including any employer liability for which the Participant is liable (the “Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting, or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise, and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, as applicable, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares, or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(b)            Withholding. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.

Withholding for Tax-Related Items will be made in accordance with Section 8 of the Plan and such rules and procedures as may be established by the Committee, and in compliance with the Trading Policy, if applicable. In the event the Company or the Employer withholds more than the Tax-Related Items using one of the methods described above, Participant may receive a refund of any over-withheld amount in cash but will have no entitlement to the Shares sold or withheld. If the withholding obligation is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of vested Shares underlying the Option, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. No fractional Shares will be withheld or issued pursuant to the exercise of the Option and the Tax-Related Items thereunder.

(c)            If the Participant’s Option is an ISO, the Participant must notify the Company in writing within fifteen (15) days after the date of any disposition of the any shares of Common Stock issued upon exercise of the Option within two years after the Grant Date or one year after exercise of the Option.

7.            CODE SECTION 409A

It is intended that the terms of the Option will not result in the imposition of any tax liability pursuant to Section 409A of the Code, and this Award Agreement shall be construed and interpreted consistent with that intent. Payments pursuant to this Option are intended to constitute separate payments for purposes of Section 409A of the Code.

8.            GOVERNING LAW AND VENUE

This Award Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of Delaware and agree that such litigation shall be conducted only in the courts of Delaware, or the federal courts for the United States for Delaware, and no other courts, where this grant is made and/or to be performed.

9.            ENTIRE AGREEMENT; ENFORCEMENT OF RIGHTS

This Award Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties. Except as otherwise permitted by the Plan, no modification of, or amendment to, this Award Agreement, nor any waiver of any rights under this Award Agreement, will be effective unless in writing and signed by the parties to this Award Agreement (which may be electronic). The failure by either party to enforce any rights under this Award Agreement will not be construed as a waiver of any rights of such party.

10.            SEVERABILITY

If one or more provisions of this Award Agreement are held to be unenforceable under Applicable Law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Award Agreement, (b) the balance of this Award Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Award Agreement shall be enforceable in accordance with its terms.

11.            CONSENT TO ELECTRONIC DELIVERY AND PARTICIPATION

By accepting this Option, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company’s internal SharePoint website or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration.

12.            LANGUAGE

Participant acknowledges that Participant is proficient in the English language and, accordingly, understands the provisions of this Award Agreement and the Plan. If Participant has received this Award Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

13.            IMPOSITION OF OTHER REQUIREMENTS

The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option, and on any cash payment delivered upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

14.            INSIDER TRADING/MARKET ABUSE LAWS

Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the United States, which may affect Participant’s ability to accept, acquire, sell, or otherwise dispose of Shares, rights to Shares (e.g., Option), or rights linked to the value of Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Trading Policy. Neither the Company nor any of its Subsidiaries, or Affiliates will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

15.            NO EMPLOYMENT RIGHT

Nothing in the Plan, in the Award Agreement or any other instrument executed pursuant to the Plan shall confer upon Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate Participant’s Continuous Service at any time for any reason.